Exhibit 99.1
Caris Life Sciences Reports Second Quarter 2026 Financial Results and Increases 2026 Revenue Guidance
Revenue growth of 45% driven by strong performance in molecular profiling services, including approximately 59,200 clinical cases, consisting of over 114,000 whole exome/whole transcriptome tests with over 345,000 total oncology tests
Raises 2026 revenue guidance to $1.03 to $1.04 billion, representing growth of 27% to 28%
IRVING, Texas, August 05, 2026— Caris Life Sciences, Inc. (Nasdaq: CAI), a leading TechBio company actively developing and commercializing solutions to transform healthcare, today reported financial results for the quarter ended June 30, 2026.
Second Quarter 2026 Financial Highlights
•Reported total revenue of $263.7 million, an increase of 45% over the corresponding prior year period.
•Completed approximately 59,200 clinical cases, an increase of approximately 18% over the corresponding prior year period, including approximately 48,300 MI Profile cases and approximately 10,700 Caris Assure cases.
•Reported gross margin of 68%, an approximate 500 bps improvement over the corresponding prior year period.
•Reported net loss of $0.6 million.
•Reported positive Adjusted EBITDA of $55.7 million.
•Reported positive net cash provided by operating activities of $28.5 million, and positive free cash flow of $6.4 million.
“This was a record quarter, with approximately 59,200 clinical cases, up more than 12% sequentially, reflecting sustained demand and the payoff from investments in our commercial engine,” said David Dean Halbert, Founder, Chairman and CEO of Caris Life Sciences. “Our comprehensive approach gives every case real molecular depth, across more than 1.13 million patients with AI trained on it, that depth is what powers Caris Detect. And Detect doesn't stop at finding cancer early, through what we call the Mutational Cleanse, we plan to turn an early signal into personalized immune targets, moving from early detection to early interception. It all comes back to one thing: making precision medicine a reality for every patient.”
Recent Operating Highlights
•Launched Caris Detect, a groundbreaking multi-cancer early detection blood test designed to uncover cancer signals at earlier, more treatable stages.
•Launched and received MolDX approval for Caris ChromoSeq, Caris' comprehensive whole genome tumor profiling assay for myeloid malignancies.
•Launched Caris MI Clarity next-generation prognostic tool that leverages multimodal AI technology and computational pathology to deliver rapid, clinically actionable results for HR+/HER2−, postmenopausal, node-negative early-stage breast cancer patients.
•Announced a share repurchase program of up to $100 million, of which approximately $82.1 million remains available for repurchase under the existing Board authorization.
•Published a study on the Caris Lookback Program demonstrating the ongoing clinical value of comprehensive testing with Caris MI Cancer Seek.

•Published a study showing that whole exome measurement of tumor mutational burden (TMB) results in increased overall survival compared to estimates derived from targeted gene panels.
•Launched the Behind the Diagnosis campaign, spotlighting patient lives transformed by Caris' comprehensive genomic testing.
•Announced a dual listing on NYSE Texas.
•Surpassed 1,130,000 total profiles and 845,000 total matched profiles through June 30, 2026. More than 783,000 whole transcriptome and 733,000 whole exome profiles through June 30, 2026.
Second Quarter 2026 Financial Results
Total revenue was $263.7 million for the three months ended June 30, 2026, compared to $181.4 million for the three months ended June 30, 2025, an increase of $82.3 million, or 45%.
The increase in total revenue was driven primarily by a 55% growth in molecular profiling services revenue, which was $252.3 million for the three months ended June 30, 2026, compared to $162.9 million for the three months ended June 30, 2025. The increase in molecular profiling services revenue was primarily driven by an increase in total clinical case volume and ASP improvements.
Gross profit, calculated as total revenue less cost of services, for the three months ended June 30, 2026 and 2025, was $179.6 million and $113.7 million, respectively, representing a gross margin of 68% and 63%, respectively.
Operating expenses were $152.7 million for the three months ended June 30, 2026, compared to $131.7 million for the three months ended June 30, 2025, an increase of $21.0 million, or 16%. The increase was primarily driven by headcount-related costs.
Net loss was $0.6 million for the three months ended June 30, 2026, as compared to a net loss of $71.8 million for the three months ended June 30, 2025. Net loss per share attributable to common shareholders, basic and diluted, was $0.00 for the three months ended June 30, 2026, as compared to a net loss per share attributable to common shareholders, basic and diluted, of $7.97 for the three months ended June 30, 2025.
Net cash provided by operating activities was $28.5 million for the three months ended June 30, 2026, as compared to net cash provided by operating activities of $7.3 million for the three months ended June 30, 2025, a 291% improvement. The improvement was driven by improved total clinical case volume and ASP improvements.
2026 Financial Outlook and Guidance
Caris Life Sciences now expects full year 2026 revenue to be in the range of $1.03 billion to $1.04 billion, representing growth of 27% to 28% compared to full year 2025 and reaffirms its guidance to clinical therapy selection volume growth of approximately 20% compared to full year 2025.
Conference Call Information

Event:	Caris Second Quarter 2026 Financial Results Conference Call
Date:	Wednesday, August 5, 2026
Time:	3:30 p.m. CT (4:30 p.m. ET)
Webcast Link:	https://edge.media-server.com/mmc/p/ff8xb4qs

Accompanying materials will be posted on our investor relations website at https://investor.carislifesciences.com prior to the conference call. A replay of the conference call will be available on our investor relations website shortly after the conclusion of the call.
About Caris Life Sciences
Caris Life Sciences® (Caris) is a leading TechBio company actively developing and commercializing innovative solutions to transform healthcare. Through comprehensive molecular profiling (Whole Genome, Whole Exome and Whole Transcriptome Sequencing), advanced AI and machine learning, Caris has created the large-scale, multimodal clinico-genomic database and computing capability needed to analyze and further unravel the molecular complexity of disease. This convergence of next-generation sequencing, AI and machine learning technologies and high-performance computing provides a differentiated platform for developing the latest generation of advanced precision medicine diagnostic solutions for early detection, diagnosis, monitoring, therapy selection and drug development.
Caris was founded with a vision to realize the potential of precision medicine to improve the human condition. Headquartered in Irving, Texas, Caris has offices in Phoenix, New York, Cambridge (MA), Tokyo, Japan and Basel, Switzerland. Caris or its distributor partners provide services in the U.S. and other international markets.
We intend to use the investor page of our website, https://investor.carislifesciences.com, as a distribution channel of material information about the Company and for complying with our disclosure obligations under Regulation FD. The information we post on our investor webpage may be deemed material. Accordingly, investors should subscribe to our investor alerts, in addition to following our press releases, SEC filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding our business, solutions, plans, objectives, goals, industry trends, financial outlook and guidance. In some cases forward-looking statements can be identified by words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “potential,” “contemplate,” “believe,” “estimate,” “predict,” or “continue” or similar expressions.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in these forward-looking statements are reasonable based on information currently available to us, we cannot guarantee that the future results, discoveries, levels of activity, performance or events and circumstances reflected in forward-looking statements will be achieved or occur. Forward-looking statements involve known and unknown risks and uncertainties, some of which are beyond our control. Risks and uncertainties that could cause our actual results to differ materially from those indicated or implied by the forward-looking statements in this press release include, among other things: continued development, performance and commercialization of Caris Detect; developments in the precision medicine industry; our future financial performance, results of operations or other operational results or metrics; development, analytical and clinical validation, timing and performance of future solutions by us and our competitors; commercial market acceptance for our solutions, including acceptance of preventive as well as diagnostic testing paradigms, and our ability to meet resulting demand; the rapidly evolving competitive environment in which we operate; third-party payer reimbursement and coverage decisions related to our solutions; the impact on our future volumes of the continued execution of our strategy to re-align and expand our sales organization; risks related to data management, storage, and processing capabilities and our ability to integrate and deploy artificial intelligence and advanced data analytics technologies; our ability to protect and enhance our intellectual property; regulatory requirements, decisions or approvals (including the timing and conditions thereof) related to our solutions; reliance on third-party suppliers; risks related to data security, patient privacy, and compliance with healthcare data protection regulations as well as potential cybersecurity threats to our data platforms; our compliance with laws and regulations; the outcome of government investigations and litigation; risks related to our indebtedness; and our ability to hire and retain key personnel as well as risks, uncertainties, and other factors described in the section titled “Risk Factors” and elsewhere in our Annual Report on Form 10-K filed on March 3, 2026, and in our other filings we make with the SEC from time to time. We undertake no obligation to update any forward-looking statements to reflect changes in events, circumstances or our beliefs after the date of this press release, except as required by law.
Non-GAAP Measures
We use Adjusted EBITDA and free cash flow, financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), to supplement our condensed consolidated financial statements, which are presented in accordance with GAAP. We believe the non-GAAP financial measures we use, are useful in evaluating our performance and liquidity. Our non-GAAP financial measures have limitations as analytical tools, however, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.
We define Adjusted EBITDA as net loss, adjusted to exclude interest income, interest expense, changes in fair value of financial instruments, other expense, net, the provision for (benefit from) income taxes, depreciation and amortization, and stock-based compensation expense. We use Adjusted EBITDA in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Adjusted EBITDA provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and certain variable charges.
We define free cash flow as net cash provided by (used in) operating activities less capitalized software and purchases of property and equipment. Our method of calculating free cash flow is unchanged from prior periods; the caption has been updated to identify capitalized software as a component of our investing capital expenditures. We believe free cash flow is a useful measure of liquidity that provides an additional basis for assessing our ability to generate cash.
A reconciliation of the non-GAAP financial measures used in this press release to the respective comparable GAAP financial measures, can be found below.
Caris Life Sciences Media:
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Investor Relations:
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CARIS LIFE SCIENCES, INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

(amounts in thousands, except share and per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Revenue:
Molecular profiling services	$252,254	$162,924	$463,053	$277,006
Pharma research and development services	11,458	18,474	16,833	25,308
Total revenue	263,712	181,398	479,886	302,314
Costs and operating expenses:
Cost of Services - Molecular profiling services	81,328	65,321	154,211	126,215
Cost of Services - Pharma research and development services	2,788	2,392	4,730	5,350
Selling and marketing expense	53,764	42,260	98,808	82,089
General and administrative expense	66,548	64,367	126,257	116,486
Research and development expense	32,358	25,047	63,672	48,114
Total costs and operating expenses	236,786	199,387	447,678	378,254
Income (Loss) from operations	26,926	(17,989)	32,208	(75,940)
Other expense, net:
Interest income	6,819	1,618	13,653	2,121
Interest expense	(9,228)	(19,208)	(22,037)	(31,990)
Changes in fair value of financial instruments	—	(17,870)	—	(50,203)
Other expense, net	(25,131)	(18,341)	(25,082)	(18,358)
Total other expense, net	(27,540)	(53,801)	(33,466)	(98,430)
Loss before income taxes and income tax benefit	(614)	(71,790)	(1,258)	(174,370)
Income tax benefit (expense)	(23)	—	111	—
Net loss	(637)	(71,790)	(1,147)	(174,370)
Other comprehensive loss, net of tax:
Unrealized loss on available-for-sale securities	(255)	—	(255)	—
Foreign currency translation adjustments	(109)	424	(152)	459
Comprehensive loss	(1,001)	(71,366)	(1,554)	(173,911)

Net loss attributable to common shareholders:
Net loss	(637)	(71,790)	(1,147)	(174,370)
Deemed dividend from Series D redeemable convertible preferred stock	—	(384,436)	—	(384,436)
Adjustments of redeemable convertible preferred stock to redemption value	—	(60,971)	—	(85,433)
Net loss attributable to common shareholders	$(637)	$(517,197)	$(1,147)	$(644,239)
Net loss per share attributable to common shareholders, basic and diluted	$(0.00)	$(7.97)	$(0.00)	$(12.80)
Weighted-average shares used in computing net loss per share attributable to common shareholders, basic and diluted	282,888,610	64,918,988	282,726,214	50,348,947

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(amounts in thousands, except share data)	As of June 30,	As of December 31,
	2026	2025

Assets
Current assets:
Cash, cash equivalents, and restricted cash	$690,915	$797,799
Short-term marketable securities	102,200	2,295
Accounts receivable	116,888	112,140
Supplies	123,791	63,625
Prepaid expenses and other current assets	24,034	21,941
Total current assets	1,057,828	997,800
Property and equipment, net	95,716	63,170
Goodwill	19,344	19,344
Other assets	56,732	45,349
Total assets	$1,229,620	$1,125,663
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$85,986	$39,206
Accrued expenses and other current liabilities	105,273	87,770
Current portion of indebtedness	178	169
Total current liabilities	191,437	127,145
Long-term indebtedness, net of debt discounts	392,973	378,823
Other long-term liabilities	53,476	42,388
Total liabilities	637,886	548,356
Commitments and contingencies
Shareholders' equity:
Preferred stock, $0.001 par value per share; 100,000,000 shares authorized as of June 30, 2026 and December 31, 2025; no shares issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value per share; 2,800,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 282,582,915 and 284,137,810 shares issued as of June 30, 2026 and December 31, 2025, respectively; 282,582,915 and 282,526,097 shares outstanding as of June 30, 2026 and December 31, 2025, respectively; shares issued and outstanding include 23,446 unvested shares subject to repurchase as of June 30, 2026 and December 31, 2025	283	283
Treasury stock at cost, 0 and 1,611,713 shares of common stock as of June 30, 2026 and December 31, 2025, respectively	—	(16,896)
Additional paid-in capital	3,140,805	3,141,720
Accumulated deficit	(2,549,883)	(2,548,736)
Accumulated other comprehensive income	529	936
Total shareholders' equity	591,734	577,307
Total liabilities and shareholders' equity	$1,229,620	$1,125,663

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(amounts in thousands)	Six Months Ended June 30,
	2026	2025

Cash flows from operating activities
Net loss	$(1,147)	$(174,370)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,603	13,454
Stock-based compensation expense	38,091	42,984
Non-cash operating lease expense	2,762	2,936
Amortization of debt discounts	2,923	9,700
Changes in fair value of financial instruments	—	50,203
Loss on debt extinguishment	25,232	17,930
Other	(27)	1,231
Changes in operating assets and liabilities:
Accounts receivable	(4,749)	37,040
Supplies	(61,637)	(2,621)
Prepaid expenses and other current assets	(659)	(2,265)
Other assets	(771)	334
Accounts payable	39,632	(1,925)
Accrued expenses and other liabilities	10,100	(18,681)
Net cash provided by (used in) operating activities	61,353	(24,050)

Cash flows from investing activities
Sale of marketable securities	1,874	—
Purchases of marketable securities	(101,991)	—
Capitalized software and purchases of property and equipment	(32,417)	(4,075)
Net cash used in investing activities	(132,534)	(4,075)

Cash flows from financing activities
Payments made on finance lease obligations	(82)	(44)
Proceeds from exercise of stock options	1,661	2,624
Payment of taxes withheld from net settlement of exercised options and vested RSUs	(5,320)	(1,658)
Payment of deferred offering costs	—	(2,045)
Repurchase of common stock	(21,361)	(22)
Repayment of the 2023 term loan	(406,307)	—
Proceeds from the 2026 term loan, net of issuance costs	393,500	—
Payment of third-party debt issuance costs	(1,107)	—
Proceeds from share purchases under employee stock purchase plan	2,937	—
Issuance of Series E Preferred Stock, net of issuance costs	—	87,637
Issuance of Series F Preferred Stock, net of issuance costs	—	33,601
Issuance of the 2025 Convertible Notes, net of issuance costs	—	27,865
Issuance of the 2025 Warrants	—	10,270
Payments of the 2023 term loan amendment fee	—	(4,000)
Proceeds from initial public offering, net of underwriting discounts and commissions	—	528,459
Net cash provided by (used in) financing activities	(36,079)	682,687

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(37)	97
Net increase (decrease) in cash, cash equivalents, and restricted cash	(107,297)	654,659

Cash, cash equivalents, and restricted cash at beginning of period	800,042	68,028
Cash, cash equivalents, and restricted cash at end of period	$692,745	$722,687

Reconciliation of cash, cash equivalents, and restricted cash
Cash, cash equivalents, and restricted cash	$690,915	$720,444
Restricted cash included in other long-term assets	1,830	2,243
Total cash, cash equivalents, and restricted cash	$692,745	$722,687

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA (UNAUDITED)

(amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net loss	$(637)	$(71,790)	$(1,147)	$(174,370)
Interest income	(6,819)	(1,618)	(13,653)	(2,121)
Interest expense	9,228	19,208	22,037	31,990
Changes in fair value of financial instruments	—	17,870	—	50,203
Other expense, net	25,131	18,341	25,082	18,358
Income tax expense (benefit)	23	—	(111)	—
Depreciation and amortization expense	6,538	6,409	11,603	13,454
Stock-based compensation expense	22,219	28,293	38,091	42,984
Adjusted EBITDA	$55,683	$16,713	$81,902	$(19,502)

RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW (UNAUDITED)

(amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net cash provided by (used in) operating activities	$28,477	$7,288	$61,353	$(24,050)
Less: capitalized software and purchases of property and equipment	(22,075)	(1,386)	(32,417)	(4,075)
Free cash flow	$6,402	$5,902	$28,936	$(28,125)